Exhibit 99.1

For Immediate Release

Contact:

Lilian Stern (Investors) Investor Relations

Stern IR

212-362-1200

lilian@sternir.com

Kristin Boza (Media Inquiries)

Edelman

312-233-1295

kristin.boza@edelman.com

CRYO-CELL INTERNATIONAL, INC. REPORTS SECOND QUARTER 2010 RESULTS

Company Reports Consecutive Quarterly Profitability, Global Affiliate Growth and Developmental

Progress with Proprietary CélleSM Menstrual Stem Cell Technology

OLDSMAR, Fla. – July 15, 2010 – Cryo-Cell International, Inc. (OTC Bulletin Board Symbol: CCEL) (the “Company”), one of the world’s largest and most established family cord blood banks, today announced results for the second quarter ended May 31, 2010. Consolidated revenues for the second quarter of fiscal 2010 were $4.3 million compared to $4.7 million for the second quarter of fiscal 2009. The revenues for the second quarter of fiscal 2010 consisted of $4.0 million in processing and storage revenue and $327,000 in licensee income compared to $4.2 million in processing and storage revenue and $483,000 in licensee income in the same period in fiscal 2009. Licensee income for the three months ended May 31, 2010 consisted entirely of $327,000 in royalty income earned on the processing and storage of cord blood stem cell specimens in geographic areas where the Company has license agreements. Licensee income for the 2009 period consisted of 408,000 in royalty income earned on the processing and storage of specimens in geographical areas where the Company has license agreements and $75,000 related to an installment payment of a non-refundable up-front license fee from the licensee of the Company’s Célle program in India.

The Company reported net income in the second quarter of fiscal 2010 of $354,000, or $0.03 per basic common share, compared to net income of $769,000, or $0.07 per basic common share, in the second fiscal quarter of fiscal 2009. The decrease in net income for the three months ended May 31, 2010 principally resulted from a 9% decrease in revenue and a 3% increase in marketing, general and administrative expenses, which is partially offset by a 2% decrease in cost of sales. Although the Company experienced a 9% decrease in revenue, global affiliate revenue for specimens processed in the Company’s facility in Florida increased 10%. The Company believes that certain economic trends in fiscal 2010 have continued to affect discretionary consumer spending such as the slow economic recovery and looming concerns about the prospect of a double-dip recession; high unemployment and decreased availability of consumer credit. These factors, coupled with the increasingly prevalent option of public cord blood banking, have contributed to the decrease of revenue and earnings during the second quarter of 2010.

During the second quarter, Cryo-Cell announced results of a study published in the cover article of Stem Cells and Development journal showing that stem cells harvested from menstrual blood may one day be a potential source for stem cell therapies in stroke and other central nervous system disorders. After injecting MenSCs into animals induced with simulated stroke, the data shows immediate behavioral recovery at an early period after transplantation; and those subjects who were exposed to MenSCs exhibited a significantly reduced death rate. Based on the continued success of MenSCs in the research setting, Cryo-Cell is actively expanding its portfolio of research collaborations with world renowned scientists committed to study this novel stem cell population for a broad range of regenerative therapeutic development. The Company believes that the emerging cellular therapeutics industry focused on the repair and regeneration of the human body to treat a broad range of diseases; in addition to the prospective development of cosmeceutical applications such as anti-aging therapies combined with the growing interest in development of personalized medicine; may potentially serve to drive exponential growth of the global stem cell industry in the coming years.

“We continue to be encouraged by Cryo-Cell’s performance through the second quarter of fiscal 2010, which includes consecutive quarterly profitability and 10% revenue growth in Cryo-Cell’s global affiliate processing revenue for specimens processed in the Company’s facility in Florida,” stated Mercedes A. Walton, Chairman and CEO. “Cryo-Cell’s cord blood banking business is solid and continues to generate strong recurring revenues; global revenue growth and positive cash flow from operations.” Walton continued, “Moving forward, we continue to believe that Cryo-Cell’s highly differentiated growth strategy may possibly be significantly fueled by the Company’s proprietary Célle menstrual stem cell (MenSC) technology and the potential revenues that may possibly be generated from Célle processing and storage services; combined with potential revenues from future possible therapeutic development that may utilize Célle technology. With continuing profitability in Cryo-Cell’s core business and revenue growth in the Company’s global affiliate network; combined with the vast potential upside associated with the Company’s expansive Célle technology portfolio, we believe that Cryo-Cell may be solidly well-positioned to continue to build shareholder value in both the coming periods and over the longer-term horizon.”

As of May 31, 2010, the Company had $8.1 million in cash, cash equivalents, marketable securities and other investments. The Company had no long-term debt at the end of the quarter.

About Cryo-Cell International, Inc.

Based in Oldsmar, Florida, with greater than 200,000 clients worldwide, Cryo-Cell is one of the largest and most established family cord blood banks. ISO 9001:2008 certified and accredited by the AABB, Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility. In November 2007, the Company launched CélleSM (pronounced “C-L”), the world’s first-ever commercial service allowing women to cryopreserve their own menstrual stem cells. Cryo-Cell is a publicly traded company. OTC Bulletin Board Symbol: CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

About C’elle

The CélleSM service was introduced in November 2007 as the first and only service that empowers women to collect and cryopreserve menstrual flow containing undifferentiated adult stem cells for future utilization by the donor or possibly their first-degree relatives in a manner similar to umbilical cord blood stem cells. For more information, visit www.celle.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects”, “anticipates”, “expects”, and similar expressions as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the actual strength of its momentum, actual future shareholder and enterprise value, the success of the Company’s global expansion initiatives and product diversification, the Company’s future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company’s future competitive position in stem cell innovation, future success of its core business, the future costs to the Company related to R&D initiatives, the actual return on investment relative to the

Safti-Cell acquisition and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.